UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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LA QUINTA CORPORATION

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Filing pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Filer and Subject Company: La Quinta Corporation
Exchange Act File Number: 0-9110
     This filing relates to a proposed acquisition (the “Acquisition”) by affiliates of The Blackstone Group (“Blackstone Affiliates”) of La Quinta Corporation and La Quinta Properties, Inc. (together, “La Quinta”) pursuant to the terms of an Agreement and Plan of Merger, dated as of November 9, 2005, and among Blackstone Affiliates and La Quinta.
     The following are memoranda to (i) corporate employees, (ii) general managers and hotel staff and (iii) franchise owners, regarding the Acquisition and related matters.

TO:	Corporate Employees

FROM:	Butch Cash, Chairman and CEO

DATE:	November 9, 2005

SUBJECT:	Acquisition Announcement

Earlier today, we announced the signing of a definitive merger agreement in which La Quinta Corporation would be acquired by affiliates of The Blackstone Group. A copy of the release is attached. The Blackstone Group, through its affiliates, is one of the world’s largest hospitality owners, having acquired Homestead Studio Suites, Extended Stay America, Boca Hotels & Resorts, Prime Hospitality, Wyndham International and many independent hotels and resorts.
By acquiring La Quinta, Blackstone, through its affiliates, will be taking the company private, meaning that, instead of having thousands of owners buying and selling our company stock every day on the New York Stock Exchange, La Quinta will have one owner. We believe Blackstone’s desire to own La Quinta was rooted in 1) their respect for our strong management team and operating skills; 2) appreciation of our corporate support infrastructure; and 3) belief in the value of our brands. As a result, they have indicated to us that they will make few changes to our field operations, will look for ways to utilize our corporate infrastructure and support staff in conjunction with their other hospitality holdings and seek to continue growing our brands. Blackstone has already indicated to us that they plan to maintain the corporate headquarters office in Dallas, and they have informed us that their plans include capital expenditures of $275 million over the next three years at the company-owned properties.
I recognize that today’s news could present a great sense of concern and uncertainty to some of you over the status of your employment. I have attached a sheet of answers in anticipation of some of the questions you may have. I would like to assure you that the executive management team and the Board of Directors understand your concern. Due to the confidential nature of this transaction, we have not yet been able to fully explore Blackstone’s needs and requirements for corporate infrastructure. Many of those details will be resolved over the next few weeks and months. As part of this transaction, the La Quinta Board of Directors has approved a change in control severance plan. Over the next several days, your supervisor will be meeting with you individually to provide you with information on the severance program as it applies to you.
I would like to express my sincere appreciation and gratitude for all that you have done to contribute to La Quinta’s growth and success. Over the last few years together, we have refinanced and restructured our company, invested heavily in enhancing our hotels, initiated best-of-class revenue programs, launched a successful franchising program, improved the operations of our hotels and grown the business through the acquisition of Baymont. More important than any one of those accomplishments, I am most proud of you and your fellow employees who made these things happen. You are the reason for our success. It is a result of you and your achievements that The Blackstone Group has shown such a strong desire to acquire our company. Their goal in acquiring La Quinta is to participate in the future success of the company.
This is the beginning of another new and exciting period of growth and opportunities for La Quinta. It is my great hope and desire that this will be a successful transition for you personally. Thank you again for your commitment to La Quinta.

Question & Answers
1.	Who is The Blackstone Group?
The Blackstone Group is a private investment firm with offices in New York, Atlanta, Boston, Los Angeles, London, Hamburg, Mumbai and Paris. Over the past four years, affiliates of Blackstone have acquired Homestead Studio Suites, Extended Stay America, Boca Hotels & Resorts, Prime Hospitality, Wyndham International and many independent hotels and resorts. They own and operate the Homestead Village, Extended Stay America, Crossland and Wellesley Inn & Suites extended stay and limited service brands. Additionally, they have a portfolio of some of the world’s foremost hotels, resorts, spas, golf clubs and marinas which are part of the newly formed LXR Luxury Resorts. For more information about The Blackstone Group, please visit www.Blackstone.com.
2.	Will the La Quinta and Baymont brands continue to exist?
Blackstone has indicated they want to grow the La Quinta and Baymont brands and will continue to provide the brands with operating support and marketing muscle.
3.	Why is the company being sold?
The lodging industry has been and will continue to consolidate. Ultimately, we believe large hotel companies with products across multiple segments will be at a competitive advantage to smaller hotel companies. We participated in that consolidation by buying Baymont and improved its operations as a result of our size and scale. Now La Quinta and Baymont will benefit from the larger size and scale of Blackstone’s hospitality business. Blackstone’s larger hospitality organization could also provide new opportunities for personal career growth in other areas and segments of the hotel business. Finally, the sale will provide excellent value to our shareholders.
4.	What is the timetable?
We expect this transaction will close during the first quarter of 2006. Between now and then, we will be working with Blackstone to understand their needs and requirements for integrating our organizations. You may be asked to assist Blackstone in their review and integration of our hotels, structure and operating procedures. I appreciate your assistance and professionalism in helping Blackstone during this process.
5.	Will operating procedures change?
We should continue with “business as usual”. Our guests and fellow employees have come to rely on you. You will continue in your same roles and responsibilities, making day-to-day decisions to run the business. Some more significant decisions that affect the future of the business, however, will need to be reviewed with Blackstone prior to commitment. Your executive committee representative can help you identify these decisions.
6.	Will I continue to have a job?
Between now and closing, no job losses are expected as a result of the transaction. For our general managers and hotel employees, we do not anticipate any significant changes after closing as a result of the transaction. For our corporate employees, we will be working with Blackstone prior to closing to understand their staffing needs and how our employees may figure in their plans. We will communicate these plans as quickly as possible to determine the impact on your future employment.
7.	Will Blackstone close offices?
Blackstone has indicated to us that they plan to maintain our corporate headquarters office in Dallas. Beyond that, they have not determined their plans regarding our other offices. We will communicate their plans as quickly as possible to determine the impact their decisions may have on you.

8.	Will my years of service be credited for benefit purposes if my employment continues?
Yes. Your service will continue to be credited under benefit plans in which you participate with no interruption.
9.	Will I continue to participate in my incentive bonus plan for 2005?
If you are bonus eligible, you will continue to be eligible to receive your incentive bonus payment for 2005 as long as you are employed as of the closing date or otherwise have not resigned from the company before bonus amounts are paid in accordance with your bonus plan provisions.
10.	Will I continue to be eligible for benefits?
Your La Quinta health care benefits will remain unchanged through the closing. After closing, Blackstone may look at La Quinta’s benefits in comparison to other Blackstone hotel divisions and make comparable changes or may otherwise make other changes as may be required by law, but should provide an overall package that is in line with what you have today through 2007. If your employment is terminated, you will be eligible for benefits through COBRA, ensuring that you can retain continuous health care coverage.
11.	What happens to my 401(k) Plan?
Your eligibility to participate in La Quinta’s 401(k) Plan will remain unchanged through the closing. After closing, Blackstone may look at La Quinta’s benefits in comparison to other Blackstone hotel divisions and make comparable changes but should provide an overall package that is in line with what you have today through 2007. If your employment is terminated, you may 1) receive a distribution of your 401(k) assets; 2) defer distribution of your 401(k) assets until later; or 3) roll your balance into an IRA or another employer’s plan.
12.	How will vacation/sick time be handled?
You will continue to be eligible for vacation/sick time under La Quinta’s existing policies. If your employment is terminated (other than for cause), you will receive payment for both earned and accrued vacation. In accordance with La Quinta’s existing policy, sick days are not paid out.
13.	What happens if I hold stock options and restricted stock?
All stock options and restricted stock will immediately vest at the time of the closing. The holder will generally be treated like any stockholder of La Quinta and will receive cash in respect of the stock subject to his or her stock options at $11.25 per share less the strike price per share. A holder of restricted stock will also generally be treated like any other stockholder of La Quinta and receive cash in respect of his or her restricted stock at $11.25 per share. As provided under the La Quinta stock plans, in exchange for these cash payments, all stock options and restricted stock will be cancelled. Because the cash holders receive in connection with the cancellation of these awards is ordinary income, required taxes will be withheld before payment of the cash proceeds. Note that the required withholding tax rate may be less than your actual tax rate, so you may owe additional taxes on these awards.
14.	How will I know what and when decisions have been made regarding my future employment?
We will be establishing a transition team to work with Blackstone prior to closing to help them understand our processes and assist them with their integration plans. As Blackstone makes decisions regarding our corporate structure and staffing, you will be notified by your supervisor as quickly as possible.
15.	Will La Quinta help me find future employment if I lose my job?
Should Blackstone not retain you as an employee after closing, you will be provided outplacement agency services to assist you.
16.	What happens if my employment is terminated?
As part of this transaction, the La Quinta Board of Directors has approved a change in control severance plan. Supervisors or human resources representatives will meet individually with impacted employees.

In connection with the proposed merger, La Quinta will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to La Quinta, Attention: Investor Relations, 909 Hidden Ridge, Suite 600, Irving, Texas 75038, Telephone: (214) 492-6600.
LA QUINTA AND ITS DIRECTORS, EXECUTIVE OFFICERS AND OTHER MEMBERS OF ITS MANAGEMENT AND EMPLOYEES MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ITS STOCKHOLDERS IN CONNECTION WITH THE PROPOSED MERGER. INFORMATION CONCERNING THE INTERESTS OF LA QUINTA’S PARTICIPANTS IN THE SOLICITATION IS SET FORTH IN LA QUINTA’S PROXY STATEMENTS AND ANNUAL REPORTS ON FORM 10-K PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND IN THE PROXY STATEMENT RELATING TO THE MERGER WHEN IT BECOMES AVAILABLE.

TO:	General Managers and Hotel Staff

FROM:	Butch Cash, Chairman and CEO

DATE:	November 9, 2005

SUBJECT:	Acquisition Announcement

Earlier today, we announced the signing of a definitive merger agreement in which La Quinta Corporation would be acquired by affiliates of The Blackstone Group. A copy of the release is attached. The Blackstone Group, through its affiliates, is one of the world’s largest hospitality owners, having acquired Homestead Studio Suites, Extended Stay America, Boca Hotels & Resorts, Prime Hospitality, Wyndham International and many independent hotels and resorts.
By acquiring La Quinta, Blackstone, through its affiliates, will be taking the company private, meaning that, instead of having thousands of owners buying and selling our company stock every day on the New York Stock Exchange, La Quinta will have one owner. We believe Blackstone’s desire to own La Quinta was rooted in 1) their respect for our strong management team and operating skills; 2) appreciation of our corporate support infrastructure; and 3) belief in the value of our brands. As a result, they have indicated to us that they will make few changes to our field operations, will look for ways to utilize our corporate infrastructure and support staff in conjunction with their other hospitality holdings and seek to continue growing our brands. Additionally, Blackstone has informed us that their plans include capital expenditures of $275 million over the next three years at the company-owned properties and their intention to convert 18 Wellesley properties to the La Quinta brand.
This is the beginning of another new and exciting period of growth and opportunities for the La Quinta family of brands. Affiliates of The Blackstone Group own and operate the Homestead Studio Suites, Extended Stay America, StudioPLUS, Crossland and Wellesley Inn & Suites extended stay and limited service brands. Additionally, they have a portfolio of some of the world’s foremost hotels, resorts, spas, golf clubs and marinas which are part of the newly formed LXR Luxury Resorts. Now La Quinta will be part of a significantly larger hospitality organization.
Blackstone has indicated they want to continue to grow our brands. Both brands will continue to be supported by creative sales and marketing efforts and access to our strong reservation and distribution system. In addition, both brands will continue to receive the outstanding operations support you have come to expect.
I would like to express my sincere appreciation and gratitude for all that you have done to contribute to La Quinta’s growth and success. Over the last few years together, we have refinanced and restructured our company, invested heavily in enhancing our hotels, initiated best-of-class revenue programs, launched a successful franchising program, improved the operations of our hotels and grown the business through the acquisition of Baymont. More important than any one of those accomplishments, I am most proud of you and your fellow employees who made these things happen. You are the reason for our success. It is a result of you and your achievements that The Blackstone Group has shown such a strong desire to acquire our company. Their goal in acquiring La Quinta is to participate in the future success of the company.
We expect this transaction will close during the first quarter of 2006. Between now and then, we will be working with Blackstone to integrate La Quinta into their organization. I wish you the best as you join the Blackstone family of hotels. Thank you again for your commitment to La Quinta.

Question & Answers
1.	Who is The Blackstone Group?
The Blackstone Group is a private investment firm with offices in New York, Atlanta, Boston, Los Angeles, London, Hamburg, Mumbai and Paris. Over the past four years, affiliates of Blackstone have acquired Homestead Studio Suites, Extended Stay America, Boca Hotels & Resorts, Prime Hospitality, Wyndham International and many independent hotels and resorts. They own and operate the Homestead Village, Extended Stay America, Crossland and Wellesley Inn & Suites extended stay and limited service brands. Additionally, they have a portfolio of some of the world’s foremost hotels, resorts, spas, golf clubs and marinas which are part of the newly formed LXR Luxury Resorts. For more information about The Blackstone Group, please visit www.Blackstone.com.
2.	Will the La Quinta and Baymont brands continue to exist?
Blackstone has indicated they want to grow the La Quinta and Baymont brands and will continue to provide the brands with operating support and marketing muscle.
3.	Why is the company being sold?
The lodging industry has been and will continue to consolidate. Ultimately, we believe large hotel companies with products across multiple segments will be at a competitive advantage to smaller hotel companies. We participated in that consolidation by buying Baymont and improved its operations as a result of our size and scale. Now La Quinta and Baymont will benefit from the larger size and scale of Blackstone’s hospitality business. Blackstone’s larger hospitality organization could also provide new opportunities for personal career growth in other areas and segments of the hotel business. Finally, the sale will provide excellent value to our shareholders.
4.	What is the timetable?
We expect this transaction will close during the first quarter of 2006. Between now and then, we will be working with Blackstone to understand their needs and requirements for integrating our organizations.
5.	Will operating procedures change?
We should continue with “business as usual”. Our guests and your co-workers rely on you. You will continue to receive the systems and support you need to run the business and take care of our guests.
6.	Will Blackstone close offices?
Blackstone has indicated to us that they plan to maintain our corporate headquarters office in Dallas. Beyond that, they have not determined their plans regarding our other offices. We will communicate their plans as quickly as possible to determine the impact their decisions may have on you.
7.	How will I know what and when decisions have been made?
We will be establishing a transition team to work with Blackstone prior to closing to help them understand our processes and assist them with their integration plans. As Blackstone makes decisions regarding our corporate structure and staffing, you will be notified as quickly as possible.
8.	Will this transaction negatively impact our guests?
No. Our guests will continue to receive a clean, comfortable guest room at an affordable price, delivered by employees focused on exceeding their expectations. Guests will continue to earn and redeem their Returns® points.

9.	Will I continue to have a job?
Between now and closing, no job losses are expected as a result of the transaction. For our general managers and hotel employees, we do not anticipate any significant changes after closing as a result of the transaction.
10.	Will my years of service be credited for benefit purposes if my employment continues?
Yes. Your service will continue to be credited under benefit plans in which you participate with no interruption.
11.	Will I continue to participate in my incentive bonus plan for 2005?
If you are bonus eligible, you will continue to be eligible to receive your incentive bonus payment for 2005 as long as you are employed as of the closing date or otherwise have not resigned from the company before bonus amounts are paid in accordance with your bonus plan provisions.
12.	Will I continue to be eligible for benefits?
Your La Quinta health care benefits will remain unchanged through the closing. After closing, Blackstone may look at La Quinta’s benefits in comparison to other Blackstone hotel divisions and make comparable changes or may otherwise make other changes as may be required by law, but should provide an overall package that is in line with what you have today through 2007.
13.	What happens to my 401(k) Plan?
Your eligibility to participate in La Quinta’s 401(k) Plan will remain unchanged through the closing. After closing, Blackstone may look at La Quinta’s benefits in comparison to other Blackstone hotel divisions and make comparable changes but should provide an overall package that is in line with what you have today through 2007.
14.	How will vacation/sick time be handled?
You will continue to be eligible for vacation/sick time under La Quinta’s existing policies.
15.	What happens if I hold stock options and restricted stock?
All stock options and restricted stock will immediately vest at the time of the closing. The holder will generally be treated like any stockholder of La Quinta and will receive cash in respect of the stock subject to his or her stock options at $11.25 per share less the strike price per share. A holder of restricted stock will also generally be treated like any other stockholder of La Quinta and receive cash in respect of his or her restricted stock at $11.25 per share. As provided under the La Quinta stock plans, in exchange for these cash payments, all stock options and restricted stock will be cancelled. Because the cash holders receive in connection with the cancellation of these awards is ordinary income, required taxes will be withheld before payment of the cash proceeds. Note that the required withholding tax rate may be less than your actual tax rate, so you may owe additional taxes on these awards.

In connection with the proposed merger, La Quinta will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to La Quinta, Attention: Investor Relations, 909 Hidden Ridge, Suite 600, Irving, Texas 75038, Telephone: (214) 492-6600.
LA QUINTA AND ITS DIRECTORS, EXECUTIVE OFFICERS AND OTHER MEMBERS OF ITS MANAGEMENT AND EMPLOYEES MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ITS STOCKHOLDERS IN CONNECTION WITH THE PROPOSED MERGER. INFORMATION CONCERNING THE INTERESTS OF LA QUINTA’S PARTICIPANTS IN THE SOLICITATION IS SET FORTH IN LA QUINTA’S PROXY STATEMENTS AND ANNUAL REPORTS ON FORM 10-K PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND IN THE PROXY STATEMENT RELATING TO THE MERGER WHEN IT BECOMES AVAILABLE.

TO:	Franchise Owners

FROM:	Alan L. Tallis, President La Quinta Franchising LLC and Baymont Franchising LLC

DATE:	November 9, 2005

SUBJECT:	Acquisition Announcement

Earlier today, we announced the signing of a definitive merger agreement in which La Quinta Corporation would be acquired in its entirety by affiliates of The Blackstone Group. A copy of the release is attached.
This is the beginning of another new and exciting period of growth and opportunities for the La Quinta family of brands. The Blackstone Group, through its affiliates, is one of the world’s largest hospitality owners. Affiliates of The Blackstone Group own and operate the Homestead Studio Suites, Extended Stay America, StudioPLUS, Crossland and Wellesley Inn & Suites extended stay and limited service brands. Additionally, they have a portfolio of some of the world’s foremost hotels, resorts, spas, golf clubs and marinas which are part of the newly formed LXR Luxury Resorts. Now La Quinta will be part of a significantly larger hospitality organization.
Among the reasons Blackstone is buying La Quinta is their belief in the value of our brands. Four years ago, we started franchising the La Quinta brand and today have close to 150 La Quinta franchised hotels. With our acquisition of the Baymont brand one year ago, we have increased the Baymont franchise system 25% to 106 locations. Both brands have benefited from our commitment to growth and industry-leading support services.
I would like to express my sincere appreciation and gratitude to each and every one of you for your contributions to La Quinta’s growth and success. Over the last few years together, we have built upon the great names of La Quinta and Baymont. It is a result of our achievements that The Blackstone Group has shown such a strong desire to acquire our company and participate in its future growth and success.
Blackstone has indicated they want to continue to grow our brands. Both brands will continue to be supported by creative sales and marketing efforts and access to our strong reservation and distribution system. In addition, both brands will continue to receive outstanding sales and operations support. Blackstone has informed us that their plans include converting 18 Wellesley properties to the La Quinta brand and for capital expenditures of $275 million over the next three years at the company-owned properties. Finally, and most significant, Blackstone has confirmed for us on a number of occasions their belief that the franchise business represents a core component of La Quinta and a critical element of the transaction.

We expect this transaction will close during the first quarter of 2006. Between now and then, we will be working with Blackstone to integrate La Quinta into their organization. We, along with representatives from Blackstone, will be meeting with you over the coming weeks to communicate their plans as soon as they are more fully developed.
Again, thank you for your commitment to La Quinta and Baymont. We will continue to keep you informed as we join the Blackstone family of hotels.

In connection with the proposed merger, La Quinta will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to La Quinta, Attention: Investor Relations, 909 Hidden Ridge, Suite 600, Irving, Texas 75038, Telephone: (214) 492-6600.
LA QUINTA AND ITS DIRECTORS, EXECUTIVE OFFICERS AND OTHER MEMBERS OF ITS MANAGEMENT AND EMPLOYEES MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ITS STOCKHOLDERS IN CONNECTION WITH THE PROPOSED MERGER. INFORMATION CONCERNING THE INTERESTS OF LA QUINTA’S PARTICIPANTS IN THE SOLICITATION IS SET FORTH IN LA QUINTA’S PROXY STATEMENTS AND ANNUAL REPORTS ON FORM 10-K PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND IN THE PROXY STATEMENT RELATING TO THE MERGER WHEN IT BECOMES AVAILABLE.